UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2013

UNITED INSURANCE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-52833	75-3241967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Central Avenue Suite 900 Saint Petersburg, FL	33701	(727) 895-7737
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 EXPLANATORY NOTE

On May 17, 2013, United Insurance Holdings Corp. (the Company) conducted an annual meeting to vote on the matters disclosed in the proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 16, 2103. On May 23, 2013, the Company filed a current report on Form 8-K disclosing the voting results at the annual meeting (the Original Report). This Amendment No. 1 to the Original Report updates and supplements such previously reported information to include the Company's decision regarding the frequency of holding future stockholders votes on executive compensation and includes Item 9.01 which was inadvertently omitted from the Original Report (although the applicable exhibits were included in the Original Report).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2013 Omnibus Incentive Plan

At the 2013 Annual Meeting of Stockholders of United Insurance Holdings Corp. (the Company) on May 17, 2013 (the 2013 Annual Meeting), stockholders approved the Company's 2013 Omnibus Incentive Plan (the 2013 Plan). The 2013 Plan has two complementary purposes: (i) to attract, retain, focus and motivate executives and other selected employees, directors, consultants and advisors and (ii) to increase shareholder value. In furtherance of these objectives, the 2013 Plan will offer participants the opportunity to acquire shares of the Company's common stock, receive monetary payments based on the value of such common stock or receive other incentive compensation on the terms provided in the 2013 Plan.

The 2013 Plan permits the grant of stock options (including incentive stock options), stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, annual cash incentives, long-term cash incentives, dividend equivalent units and other types of stock-based awards, as described in the Company's Definitive Proxy Statement for the 2013 Annual Meeting, which was filed with the Securities and Exchange Commission on April 16, 2013 (the 2013 Proxy Statement).

The full text of the 2013 Plan was filed as Appendix A to the 2013 Proxy Statement, and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Our 2013 Annual Meeting of Stockholders was held on May 17, 2013, to consider and act upon the five proposals listed below. The final results of the stockholder voting regarding each proposal were as follows:

Proposal 1: Election of the persons named below to serve as Class A Directors for a two-year term that expires at our 2015 Annual Meeting of Stockholders.

	For	Withheld	Broker Non-Votes
Class A Directors
Gregory C. Branch	8,045,582	2,053,895	4,490,312
Kent G. Whittemore	8,045,082	2,054,395	4,490,312
John L. Forney	8,212,995	1,886,482	4,490,312

Proposal 2: Approval of the Company's 2013 Omnibus Incentive Plan.

For	Against	Abstained	Broker Non-Votes
9,037,502	953,050	108,925	4,490,312

Proposal 3: Ratification of the appointment of McGladrey, LLP as the Company's independent registered public accounting firm for 2013.

For	Against	Abstained
14,388,926	15,112	185,751

Proposal 4: Advisory vote on the compensation of our named executive officers.

For	Against	Abstained	Broker Non-Votes
9,212,051	778,251	109,175	4,490,312

Proposal 5: Advisory vote on the frequency of holding future advisory votes on the compensation of our named executive officers.

3 Years	2 Years	1 Year	Abstained	Broker Non-Votes
6,276,318	44,500	3,645,467	133,192	4,490,312

The Company has considered the voting results on Proposal 5, the non-binding stockholder vote on the frequency of holding future advisory votes on the compensation of the Company's named executive officers, and, in view of the voting results and other factors taken into consideration, the Company has decided that it will hold an advisory vote on the compensation of its named executive officers every three years until the next required stockholder advisory vote on the frequency of future advisory votes on executive compensation.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K/A.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

UNITED INSURANCE HOLDINGS CORP.

By:    /s/ Brad Martz
Name:     Brad Martz
Title:     Chief Financial Officer
(principal financial officer)

Date: September 30, 2013

Exhibit Index

Exhibit	Description

10.1	United Insurance Holdings Corp. 2013 Omnibus Incentive Plan (incorporated by reference to Appendix A to the Company's Definitive Proxy Statement for its 2013 Annual Meeting, filed on April 16, 2013).